EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

OF

AXESSTEL, INC.

(As Originally Adopted March 14, 1996 and

Last Amended Effective June 16, 2005)

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AMENDED AND RESTATED BYLAWS

of

AXESSTEL, INC.,

a Nevada Corporation

ARTICLE I

STOCKHOLDERS

Section 1. Annual Meetings. Annual meetings of the stockholders, commencing with the year 2005, shall be held on the 16th day of June each year if not a legal holiday and, if a legal holiday, then on the next secular day following or at such other time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting. Business transacted at any annual meeting of stockholders shall be limited to the business properly brought before the meeting, as provided in Section 8 of this Article I.

Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chief Executive Officer, the President or the Secretary, or by resolution of the Board of Directors. Such request shall state the purpose of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the business properly brought before the meeting, as provided in Section 8 of this Article I.

Section 3. Place of Meetings. All annual meetings of the stockholders shall be held at the registered office of the Corporation or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 4. Quorum: Adjourned Meetings. The holders of a majority of the voting power, or if voting by a class or series of stock is permitted or required, the holders of a majority of the voting power of such class or series, present in person or represented by proxy (regardless of whether the proxy has authority to vote on all matters), shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

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Section 5. Voting.

(a) Unless otherwise provided in the Articles of Incorporation, each stockholder of record holding stock which is entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation which has voting power upon the matter in question. When a quorum is present or represented at any meeting, (i) action by the stockholders on a matter other than the election of directors is approved if the number of votes present in person or by proxy cast in favor of the matter exceeds the number of such votes cast in opposition to the matter, unless the matter is one which by express provision of Chapter 78 of the Nevada Revised Statutes or the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the approval vel non of such matter, and (ii) directors shall be elected by a plurality of the votes present in person or by proxy cast for the election of directors. A “plurality of the votes” means the nominee (or choice) receiving the largest number of votes for the same director’s seat (or other matter up for vote), whether or not such number constitutes a majority of the votes cast on the matter.

(b) Unless otherwise provided in the Articles of Incorporation, or in the resolutions providing for the issuance of any class or series of Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by the Articles of Incorporation, every stockholder of record of a corporation is entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the records of the corporation, provided that if the Articles of Incorporation or such resolutions provide for more or less than one vote per share for any class or series of shares on any matter, every reference in Chapter 78 of the Nevada Revised Statutes, the Articles of Incorporation, such resolutions or these Bylaws to a majority or other proportion of stock shall be deemed to refer to a majority or other proportion of the voting power of all of the shares or those classes or series of shares, as may be required by Chapter 78 of the Nevada Revised Statutes, the Articles of Incorporation, such resolutions or these Bylaws.

Section 6. Proxies. At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing, but no such proxy shall be voted or acted upon after six months from its date, unless (i) coupled with an interest, or (ii) the proxy provides for a longer period which in no case shall exceed seven years from the date of its execution. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary (i) an instrument in writing revoking the proxy, or (ii) another duly executed proxy bearing a later date. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

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Section 7. Action Without Meeting. Unless expressly permitted by the Articles of Incorporation, the stockholders of the Corporation may not take any action required or permitted to be taken by a consent in writing in lieu of a meeting.

Section 8. Nominations and Stockholder Business at Annual Meetings and Special Meetings.

(a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Article I, Section 8 who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Article I, Section 8.

(b) To be properly brought before an annual meeting, business must be (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) such business must be a proper matter for stockholder action under Title 7, Chapter 78 of Nevada Revised Statutes and (ii) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive officers of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a stockholder proposal.

(c) Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who

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complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors or a duly authorized committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (b) of this Article I, Section 8. Such stockholder’s notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Article I, Section 8. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee.

(d) Notwithstanding anything in this Article I, Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Article I, Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(e) If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying as to each matter such person proposes to bring before the special meeting: (i) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the 1934 Act, in his capacity as a proponent to a stockholder proposal. Such notice shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the President or a Vice-President, or the Secretary or an Assistant Secretary of the Corporation. The officer receiving such request forthwith shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Article III hereof. No business may be transacted at such special meeting otherwise than specified in such notice.

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(f) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Article I, Section 8(f), who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Article I, Section 8(f). Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by Article I, Section 8(c) shall be delivered to the Secretary at the principal executive officers of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such special meeting or (y) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the filing of a stockholder’s notice as described above.

(g) Only those persons who are nominated in accordance with the procedures set forth in this Article I, Section 8 shall be eligible for election as directors at any meeting of stockholders. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article I, Section 8. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(h) Notwithstanding the foregoing provisions of this Article I, Section 8, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(i) For purposes of this Article I, Section 8, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

Section 9. Presiding Officer; Order of Business; Conduct of Meeting.

(a) Meetings of the stockholders shall be presided over by such person as shall be designated by the Board of Directors or if no such designation shall have been made, then by the Chairman of the Board, if any, or in case of his absence or disability, then the Vice-Chairman of the Board, if any, or in case of his absence of disability, then the Chief Executive Officer. The Secretary shall act as secretary of the meeting, or in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

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(b) Subject to the following and Section 8 of this Article I, meetings of stockholders shall generally follow accepted rules of parliamentary procedure:

(1) The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of stockholders or a part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(2) If disorder shall arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting shall be immediately adjourned.

(3) The chairman may ask or require that anyone not a bona fide stockholder or proxy holder leave the meeting.

ARTICLE II

DIRECTORS

Section 1. Management of Corporation. The business of the Corporation shall be managed under the direction of its Board of Directors, which shall subject to Chapter 78 of the Nevada Revised Statutes and the Articles of Incorporation have full control over the affairs of the Corporation. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number, Classification, Tenure, Election and Qualifications.

(a) The number of directors which shall constitute the whole board shall be at least three (3) and at most fifteen (15), as increased or decreased from time to time by a majority vote of the Board.

(b) The Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Nominated directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors.

(c) At the annual meeting of stockholders at which the classification of the Board as specified in subsection (b) above becomes effective, Class I directors shall be separately elected for a partial term of one year, Class II directors shall be separately elected for a partial term of two years and Class III directors shall be separately elected for a partial term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

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(d) Directors shall be elected at the annual meeting of the stockholders by a plurality of votes, and each director elected shall hold office until the next annual meeting of stockholders at which the term of his class expires, and until his successor is elected and qualified, or until his prior death, resignation or removal. A separate vote for the election of directors shall be held at each meeting for each class of directors having nominees for election at such meeting.

(e) Directors need not be stockholders. Each director must be a natural person at least 18 years of age.

Section 3. Vacancies; Removal.

(a) Vacancies in the Board of Directors, including without limitation those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of two-thirds of the outstanding shares of stock entitled to vote for any director may at any time peremptorily terminate the term of office of such director for cause by vote at an annual meeting or at a special meeting called for such purpose. Such removal shall be effective immediately, even if successors are not elected simultaneously.

(b) A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fall at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

(c) If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

(d) No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 4. Annual and Regular Meetings.

(a) Regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the registered office of the Corporation.

(b) Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 5. First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

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Section 6. Special Meetings.

(a) Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, any Vice-President, any two directors or, if so provided in its charter or designating resolutions, any committee. Special meetings of the Board may be held either at a place designated for regular meetings or at the registered office.

(b) Notice of the time and place of special meetings of the Board of Directors may be provided to any director (i) by personal delivery at least twenty-four (24) hours prior to the time of the holding of the meeting, (ii) by first class mail, reputable overnight courier or telegram, charges prepaid, addressed to the address of a director as it appears upon the records of the Corporation, or if such address is not readily ascertainable, to the place at which the meetings of the directors are regularly held, and deposited in the United States mail at least three (3) days, or delivered to the overnight courier or telegram transmitter at least two (2) days, as the case may be, prior to the time of the holding of the meeting, (iii) by facsimile to the facsimile number of a director, if any, as it spears upon the records of the Corporation at least twenty-four (24) hours prior to the time of the holding of the meeting, (iv) by telegram to the address of a director as it appears upon the records of the Corporation at least twenty-four (24) hours prior to the time of the holding of the meeting, or (v) by electronic mail sent to an electronic mail address appearing upon the records of the Corporation at which such director has consented to receive notice at least twenty-four (24) hours prior to the time of the holding of the meeting, provided that (A) the Corporation has not, to the knowledge of the person delivering notice, been unable to deliver two consecutive notices to such electronic mail address, and (B) such director has not revoked his consent to the use of electronic mail by written notice to the Corporation. Such mailing, electronic mailing or delivery as above provided shall be due, legal and personal notice to such director.

Section 7. Business of Meetings. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting each of the directors not present signs a written waiver of notice, or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 8. Quorum, Adjourned Meetings.

(a) A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

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(b) A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

(c) Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

Section 9. Committees.

(a) The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, which, to the extent provided in the resolution or these Bylaws, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no committee shall have the power to (i) authorize the amendment of the Articles of Incorporation (except to the extent of filing a certificate of designation in connection with the establishment of a series or class of Preferred Stock or the filing of a certificate of change to change the Corporation’s resident agent or registered office), (ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (v) amend, repeal or otherwise modify these Bylaws, or (vi) unless the resolutions expressly so provide, declare a dividend, authorize the issuance of stock or adopt Articles of Merger. Each committee must include at least one director of the Corporation, and may include any natural persons who are not directors of the Corporation.

(b) Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee to replace any member who is disqualified or absent from a meeting of such committee. Unless the Board of Directors has appointed alternates members of a committee, the members of such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum but subject to any independent director requirements of the 1934 Act or the rules of any stock exchange or automated quotation system on which shares of the Corporation may then be listed or quoted, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee. Unless the applicable resolutions of the Board of Directors provide otherwise, at meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

(c) The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 10. Action Without Meeting. Any action requited or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is Signed (including by means of Electronic Signature) by all

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members of the Board of Directors or of such committee, as the case may be, which written consent is filed with the minutes of proceedings of the Board or committee. Written consents may be delivered by Electronic Transmission and Signed in counterparts.

Section 11. Special Compensation. The directors may be paid their expenses and a fixed sum for attendance at each meeting of the Board of Directors, or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE III

NOTICES

Section 1. Notice of Meetings.

(a) Notices of meetings shall be in writing and signed by the Chief Executive Officer, the President or a Vice-President or the Secretary or an Assistant Secretary or by such other natural person or persons as the directors shall designate.

(b) Such notice shall state (i) the purpose or purposes for which the meeting is called, (ii) the time when and the place, which may be within or without the State of Nevada, where it is to be held, and (iii) the means of electronic communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote.

(c) A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, to any member of a limited-liability company managed by its members, to any manager of a limited-liability company managed by managers, to any general partner of a partnership or to any trustee of a trust constitutes delivery of the notice to the corporation, association, limited-liability company, partnership or trust.

(d) In the event of the transfer of any stockholder’s stock after such delivery or mailing of notice and before the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2. Effect of Irregularly Called Meetings. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the

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written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 3. Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of Chapter 78 of the Nevada Revised Statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE IV

OFFICERS

Section 1. Offices.

(a) The officers of the Corporation shall be chosen and appointed by the Board of Directors.

(b) The Corporation shall have a President, a Secretary and a Treasurer.

(c) The Corporation may also, at the discretion of the Board of Directors, appoint officers to any other offices, including without limitation a Chairman of the Board, a Vice-Chairman of the Board, a Chief Financial Officer, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers as the Board of Directors shall from time to time deem necessary or proper and who shall hold their offices for such terms and shall exercise such powers and perform such duties as the Board of Directors shall from time to time determine. In the event there are two or more Vice Presidents, the Board of Directors may designate one or more as Executive Vice President, Senior Vice President or other similar or dissimilar title. At the time of the election of officers, the Board of Directors may by resolution determine the order of their seniority or rank.

(d) Any number of offices may be held by the same person, unless the Articles of Incorporation or these Bylaws otherwise provide.

(e) No officer need be a stockholder. Each officer must be a natural person.

Section 2. Chairman of the Board. The Chairman of the Board, if any and if present and able, shall preside at all meetings of the stockholders (unless another person is designated by the Board of Directors), shall preside at all meetings of the Board of Directors, and shall exercise and perform such other powers and duties as these Bylaws prescribe or the Board of Directors may from time to time assign.

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Section 3. Vice-Chairman of the Board. The Vice-Chairman of the Board, if any, shall, in the absence or disability of the Chairman of the Board, perform all of the duties and exercise all of the powers of the Chairman of the Board, and shall exercise and perform such other powers and duties as these Bylaws prescribe or the Board of Directors may from time to time assign.

Section 4. Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if any, the Chief Executive Officer, if any, shall, subject to the control of the Board of Directors, have general supervision, management, direction and control of the business and officers of the Corporation. The Chief Executive Officer shall have all of the general powers and duties of management usually vested in the office of chief executive officer of corporations, and shall have such other powers and duties as these Bylaws prescribe or the Board of Directors may from time to time assign. In the absence of the Chief Executive Officer, the President or, in his absence, the highest ranking or most senior Vice President, shall perform all of the duties and exercise all of the powers of the Chief Executive Officer, and when so acting shall be subject to all of the restrictions upon the Chief Executive Officer.

Section 5. President. The President shall act under the direction of the Board of Directors and the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, or if there be no Chief Executive Officer, the President shall perform all of the duties and exercise all of the powers of the Chief Executive Officer, and when so acting shall be subject to all of the restrictions upon the Chief Executive Officer. The President shall have all of the general powers and duties of management usually vested in the office of president of corporations, and shall exercise and perform such other powers and duties as these Bylaws prescribe or the Board of Directors or the Chief Executive Officer may from time to time assign.

Section 6. Chief Financial Officer. The Chief Financial Officer shall act under the direction of the Chief Executive Officer. The Chief Financial Officer shall be responsible for the issuance of securities and the management of the Corporation’s cash, receivables and temporary investments, and shall have such other powers and duties as these Bylaws prescribe or the Board of Directors or the Chief Executive Officer may from time to time assign.

Section 7. Vice-President. Each Vice-President shall act under the direction of the Chief Executive Officer, the President or as otherwise determined by the Board of Directors. In the absence or disability of the Chief Executive Officer and the President, the Vice-Presidents (including those designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title) in order of their rank or seniority as fixed by the Board of Directors, or if not so fixed, the Vice President designated by the Board of Directors, shall perform all of the duties and exercise all of the powers of the Chief Executive Officer and the President, and when so acting shall be subject to all of the restrictions upon the Chief Executive Officer and the President. Each Vice-President shall have such other powers and duties as these Bylaws prescribe or the Board of Directors, the Chief Executive Officer or the President may from time to time assign to them, jointly or severally.

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Section 8. Secretary. The Secretary shall act under the direction of the Chairman of the Board and the Chief Executive Officer. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as these Bylaws or the Board of Directors, Chairman of the Board or Chief Executive Officer may from time to time prescribe. The Secretary shall keep in safe custody the seal of the Corporation, and affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall have such other powers and duties as these Bylaws prescribe or the Board of Directors or the Chief Executive Officer may from time to time assign.

Section 9. Assistant Secretaries. The Assistant Secretaries shall act under the direction of the Secretary. In the absence or disability of the Secretary, the Assistant Secretary, or if there be more than one, the Assistant Secretaries in order or their rank or seniority as fixed by the Board of Directors, or if not so fixed, the Assistant Secretary designated by the Board of Directors, shall perform all of the duties and exercise all of the powers of the Secretary, and when so acting shall be subject to all of the restrictions upon the Secretary. The Assistant Secretaries shall have such other powers and duties as these Bylaws prescribe or the Chief Executive Officer or Secretary may from time to time assign to them, jointly or severally.

Section 10. Treasurer. The Treasurer shall act under the direction of the Chief Executive Officer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, and to the Chief Executive Officer, President or Chief Financial Officer when they so require, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall have such other powers and duties as these Bylaws prescribe or the Board of Directors or Chief Executive Officer may from time to time assign.

Section 11. Assistant Treasurers. The Assistant Treasurers shall act under the direction of the Treasurer. In the absence or disability of the Treasurer, the Assistant Treasurer, or if there be more than one, the Assistant Treasurers in order or their rank or seniority as fixed by the Board of Directors, or if not so fixed, the Assistant Treasurer designated by the Board of Directors, shall perform all of the duties and exercise all of the powers of the Treasurer, and

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when so acting shall be subject to all of the restrictions upon the Treasurer. The Assistant Treasurers shall have such other powers and duties as these Bylaws prescribe or the Chief Executive Officer or Treasurer may from time to time assign to them, jointly or severally.

Section 12. Compensation. The salaries and compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 13. Removal; Resignation. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any officer shall hold office after the expiration of the officer’s term until a successor is chosen or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

ARTICLE V

CAPITAL STOCK

Section 1. Stock Certificates.

(a) Every stockholder shall be entitled to have a stock certificate signed by the Chairman or Vice-Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice-President, and by the Chief Financial Officer, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, or such combination of other officers or agents designated by the Board of Directors for that purpose, certifying the number of shares owned by such stockholder in the Corporation.

(b) Whenever any stock certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures of the officers and agents on the stock certificates, it cannot act as registrar, but the transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates the stock certificates in both capacities.

(c) If any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any stock certificates cease to be an officer or officers of the Corporation, whether because of death, resignation or other reason, before such certificates have been delivered by the Corporation, the certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the persons who signed the certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the Corporation.

(d) The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

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Section 2. Surrendered; Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3. Replacement Certificates. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of the laws and relations applicable to the Corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Record Date. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion a exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 5. Registered Owner. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes, including without limitation voting and distribution, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

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ARTICLE VI

GENERAL PROVISIONS

Section 1. Offices. The registered office of the Corporation shall be in the State of Nevada. The Corporation may also have one or more offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may from time to time require.

Section 2. Distributions. Distributions upon the capital stock of the Corporation, subject to any applicable provisions of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 3. Reserves. Before payment of any distribution, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing distributions or for repairing or maintaining any property of the Corporation or for such other purpose as the Board shall deem conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 4. Checks; Notes. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6. Corporate Seal. The Corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “Nevada”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 7. Certain Definitions. Capitalized terms when used in these Bylaws shall have the following meanings:

(a) “Electronic Signature” means (i) any electronic sound, symbol or process attached to or logically associated with a record and executed or adopted by the signing member with the intent to sign the record, or (ii) any “electronic signature” as such term may from time to time be defined in Section 719.100 of the Nevada Revised Statutes.

(b) “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including without limitation electronic mail, that (i) creates a Record that may be retained, retrieved and reviewed by a recipient of the communication; and (ii) may be directly reproduced in paper form by the recipient through an automated process.

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(c) “Enterprise” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise.

(d) “Indemnitee” means each director or officer of the Corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving in any capacity at the request of the Corporation or for its benefit as a director, officer, employee, agent, member, partner or fiduciary of, or as the Corporation representative in, or in any other capacity for, another Enterprise. For avoidance of doubt, “serving in any capacity at the request of the Corporation” shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries.

(e) “Liabilities” means, with respect to any Indemnitee and Proceeding, any and all expenses, liabilities and losses, including without limitation attorneys’ fees, judgments, fines, taxes, including without limitation any excise taxes assessed on a person with respect to an employee benefit plan, penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by such Indemnitee in connection with such Proceeding.

(f) “Proceeding” means any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative.

(g) “Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

(h) “Sign” means to affix a Signature to a Record.

(i) “Signature” means a name, word, symbol or mark executed or otherwise adopted, or a Record encrypted or similarly processed in whole or in part, by a person with the present intent to identify himself and adopt or accept a Record, and includes without limitation an Electronic Signature.

ARTICLE VII

INDEMNIFICATION

Section 1. Indemnification of Officers and Directors.

(a) The Corporation shall indemnify and hold harmless, to the fullest extent from time to time permitted by law, every Indemnitee against all Liabilities incurred in respect of any Proceeding.

(b) The Corporation may indemnify and hold harmless, to the fullest extent from time to time permitted by law, an Indemnitee against all Liabilities incurred in respect of any

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Proceeding if authorized in the specific case upon a determination that indemnification of such Indemnitee is proper in the circumstances. Such determination shall be made (1) by the stockholders, (2) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the Proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the Proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the Proceeding cannot be obtained, by independent legal counsel in a written opinion.

(c) The Liabilities of any Indemnitee incurred in defending a Proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that such Indemnitee is not entitled to be indemnified by the Corporation.

(d) The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to Section 78.138 of the Nevada Revised Statutes, or did not act in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that such Indemnitee’s conduct was unlawful. For avoidance of doubt, a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation”.

(e) To the extent that an Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, such Indemnitee shall be indemnified by the Corporation against all Liabilities actually and reasonably incurred by such Indemnitee in connection therewith.

(f) If a claim for indemnification or payment of Liabilities under this Section 1, Article VII is not paid in full within ninety (90) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

(g) Notwithstanding the foregoing provisions of this Section 1, Article VII, the Corporation shall not indemnify any Indemnitee for any claim, issue or matter as to which such Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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(h) Notwithstanding the foregoing provisions of this Section 1, Article VII, except as ordered by a court pursuant to Section 1(g) of this Article VII or for the advancement of Liabilities made pursuant to Section 1(c) of this Article VII, indemnification under this Section 1, Article VII may not be made to or on behalf of any Indemnitee if a final adjudication establishes that such Indemnitee’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(i) The rights of an Indemnitee pursuant to this Section 1, Article VII shall (i) be a contractual right, which may be enforced in any manner desired by such Indemnitee, (ii) continue as to such Indemnitee notwithstanding that such Indemnitee has ceased to be a director or officer of the Corporation, and (iii) inure to the benefit of such Indemnitee’s heirs, executors and administrators.

Section 2. Indemnification of Employees and Agents. The Corporation may in its sole discretion, by resolutions of the Board of Directors and only to the extent provided in such resolutions, indemnify any employee or agent of the Corporation as provided in Section 1 of this Article VII as if such person were a director or officer.

Section 3. Non-Exclusivity.

(a) The rights to indemnification provided in this Article VII shall not prejudice, or be exclusive of, any other rights of indemnification, reimbursement, contribution or assessment that any person may have or hereafter acquire under any statute (including without limitation Section 78.7502 of the Nevada Revised Statutes), provision of the Corporation’s Articles of Incorporation or Bylaws, contract, vote of stockholders or directors, or otherwise.

(b) The Board of Directors may authorize the Corporation to enter into a contract with any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Enterprise providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided for in this Section 1, Article VII.

Section 4. Insurance and Other Financial Arrangements.

(a) The Board of Directors may authorize the Corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving in any capacity at the request of the Corporation or for its benefit as a director, officer, employee, agent, member, partner or fiduciary of, or as the Corporation representative in, or in any other capacity for, another Enterprise for any liability asserted against such person and Liabilities incurred by such person in such person’s capacity as a director, officer, employee or agent, or arising out of such person’s status as such, whether or not the Corporation had the authority to indemnify him or her against such Liabilities.

(b) The other financial arrangements made by the Corporation pursuant to Section 4(a), Article VII may include (i) the creation of a trust fund, (ii) the establishment of a program of self-insurance, (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation, and (iv) the establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this Section 4(b),

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Article VII may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

(c) In the absence of fraud, and notwithstanding that a director approving any insurance or other financial arrangement is a beneficiary thereof, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 4, Article VII and the choice of the person or persons to whom to provide the insurance or other financial arrangement is conclusive, and (ii) such insurance or other financial arrangement (A) is not void or voidable, and (B) does not subject any director approving it to personal liability for such director’s action.

Section 5. Amendments. The provisions of this Article VII relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with such person’s consent or as specifically provided in this Section 5, Article VII. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article VII so as to limit or reduce the indemnification in any manner unless so designated by a resolution of the Board of Directors adopted by (a) the unanimous vote of the directors of the Corporation then serving, or (b) the stockholders; provided that no such amendment shall have retroactive effect inconsistent with the next preceding sentence.

Section 6. Changes to Nevada Law. References in this Article VII to Nevada law or to any provision thereof shall be to such law as it existed on the date this Article VII was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Corporation’s Articles of Incorporation or these Bylaws shall continue as theretofore to the extent permitted by law, and (b) if such change permits the Corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of Liabilities than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of Liabilities shall be so broadened to the extent permitted by law.

Section 7. Further Bylaws. Subject to Section 5 of this Article VII, the Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by Chapter 78 of the Nevada Revised Statutes.

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Section 8. Combinations and Mergers. For the purposes of this Article VII, references to this “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including without limitation any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another Enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VIII

AMENDMENTS

Section 1. Amendments by Stockholders. Without prejudice to Section 5 of Article VII, the Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote thereon, provided that notice of intention to amend the Bylaws shall have been contained in the notice of the meeting.

Section 2. Amendments by Board of Directors. Without prejudice to Section 5 of Article VII, the Board of Directors by a majority vote of the whole Board at any annual, regular or special meeting may alter, amend or repeal these Bylaws in whole or in part, including without limitation Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors; provided that any such action may be taken at any special meeting only if notice of such alteration, amendment or repeal is contained in the notice of such special meeting.

APPROVED AND ADOPTED March 14, 1996 (originally) and amended July 1, 1999, September 15, 2002, August 12, 2004, November 4, 2004, April 13, 2005 and June 16, 2005.

/s/ Helen Chao Secretary

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CERTIFICATE OF SECRETARY

I hereby certify that I am the Secretary of AXESSTEL, INC. (the “Corporation”) and that the foregoing Amended and Restated Bylaws, consisting of 22 pages, constitute the Bylaws of the Corporation as duly adopted at a regular meeting of the Board of Directors of the Corporation held March 14, 1996 and amended July 1, 1999, September 15, 2002, August 12, 2004, November 4, 2004, April 13, 2005 and June 16, 2005.

In witness whereof, I have hereunto subscribed my name June 30, 2005.

/s/ Helen Chao
Helen Chao
Secretary

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